UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report – April 19, 2013
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
333 South State Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant’s telephone number, including area code (801) 324-5900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Multi-Year Revolving Credit Agreement
On April 19, 2013, Questar Corporation (the “Company”) as borrower, entered into an amended and restated senior unsecured 5-year revolving credit agreement (the "Credit Agreement") among the Borrower, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N. A., as syndication agent and Barclays Bank PLC, Deutsche Bank AG New York Branch and The Royal Bank of Scotland PLC, as documentation agents and the lenders named therein. The Credit Agreement commits the lenders to provide advances up to an aggregate principal amount of $750 million at any one time outstanding, with an option for the Company to request increases in the aggregate commitments by an amount not to exceed $250 million. The Credit Agreement spans five years and has a scheduled maturity date of April 19, 2018, with an option of two one-year extensions of the maturity date.
Interest accrues on advances at a LIBOR rate or a base rate, as selected by the Company, plus an applicable margin. Proceeds of borrowings under the Credit Agreement may be used for general corporate purposes, including to provide liquidity for the Company’s commercial paper program, to finance working capital, to refinance existing indebtedness and to pay certain fees and expenses.
The Credit Agreement contains customary representations, warranties, covenants and events of default, including a covenant based on a ratio of total consolidated debt (as defined) to total capitalization (as defined), and a change of control event. During the continuance of an event of default, the lenders may accelerate all outstanding debt and terminate all lending and letter of credit commitments.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Exhibit

10.1
Amended and Restated Multi-Year Revolving Credit Agreement, dated as of April 19, 2013, among Questar Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N. A., as syndication agent and Barclays Bank PLC, Deutsche Bank AG New York Branch and The Royal Bank of Scotland PLC, as documentation agents and the lenders named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)
April 23, 2013

	By:	/s/Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer
List of Exhibits:

Exhibit No.	Exhibit

10.1
Amended and Restated Multi-Year Revolving Credit Agreement, dated as of April 19, 2013, among Questar Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N. A., as syndication agent and Barclays Bank PLC, Deutsche Bank AG New York Branch and The Royal Bank of Scotland PLC, as documentation agents and the lenders named therein.